POWER OF ATTORNEY
KNOW ALL BY THESE PRESENTS, that each of the undersigned hereby appoints David M. Cleff and Elise
M. Simbro, and each of them, as the undersigned's true and lawful attorneys-in-fact to:
(1) prepare and execute for and on behalf of the undersigned, and submit to the U.S. Securities and Exchange Commission (the "SEC") a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934 or any rule or regulation of the SEC;
(2)     execute for and on behalf of the undersigned
Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules thereunder;
(3) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, complete and execute any amendment or amendments thereto, and timely file such form with the SEC and any stock exchange or similar authority; and
(4) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorneys-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorneys-in-fact on the undersigned's behalf pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorneys-in-fact may approve in his or her discretion.
Each of the undersigned hereby grants to such attorneys-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorneys-in-fact, or such attorneys-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. Each of the undersigned acknowledges that each of the foregoing attorneys-in-fact, in serving in such capacity at the undersigned's request, is not assuming, nor is State National
Companies, Inc. (the "Company") assuming, any of such undersigned's responsibilities to comply with
Section 16 of the Securities Exchange Act of 1934.
This Power of Attorney shall remain in full force and effect until each of the undersigned is no longer required to file Forms 3, 4, and 5 with respect to such undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.


IN WITNESS WHEREOF, each of the undersigned has caused this Power of Attorney to be executed as of this 17th day of October 2014.



The Terry Lee Ledbetter and Reta Laurie Ledbetter 2000
Revocable Trust, dated April 10, 2000, as amended
/s/ Terry L. Ledbetter
Name: Terry L. Ledbetter
Title: Co-Trustee
Name: Reta Laurie Ledbetter
Title: Co-Trustee